UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange act of 1934

Date of Report (Date of earliest event reported) December 22, 2004

OSTEOTECH, INC..

(Exact Name of Registrant as Specified in Charter)

      Delaware                                           0-19278                                     13-3357370
(State or Other Jurisdiction of Incorporation)  (Commission File Number)   (IRS Employer Identification No.)

51 James Way, Eatontown, New Jersey                                                                                 07724
       (Address of Principal Executive Offices)                                                                            (Zip Code)

Registrant’s telephone number, including area code (732) 542-2800

________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Osteotech, Inc. (“Osteotech” or the “Company”) announced in November 2004 that it had been informed by the American Red Cross Transplantation Services (“ARC”) and the Musculoskeletal Transplant Foundation (“MTF”) that ARC and MTF have entered into an agreement for MTF to acquire the assets related to ARC’s allograft tissue banking operations and anticipate closing this asset acquisition sometime in January 2005. Also announced was that Osteotech and MTF had reached an agreement in principle for a second processing agreement.

On December 22, 2004, Osteotech and MTF have signed a definitive agreement for a second processing agreement, which will be effective upon the closing of the ARC/MTF asset acquisition agreement. Pursuant to the second MTF processing agreement, MTF will provide Osteotech with a certain amount of standard donors for processing that is equivalent to the amount of standard donors required to be delivered by ARC to Osteotech under the existing processing agreement with ARC. All Grafton® DBM and Grafton® Bio-Implants processed from donors delivered to Osteotech under the Second MTF Processing Agreement will be distributed to hospital end-users by Osteotech under the Osteotech label. Base tissue products processed under the Second MTF Processing Agreement will be distributed by MTF. The second MTF processing agreement, which has an initial term that expires in December 2006, can be extended for two additional one-year periods in the event Osteotech is able to meet certain processing yield requirements. The terms and conditions of the original Osteotech and MTF processing agreement entered into in June 2002 and continuing through December 2008 are not impacted by the second MTF processing agreement or the ARC/MTF asset acquisition agreement. Separately and as a result of the pending transaction between ARC and MTF, Osteotech is holding discussions with ARC to negotiate the termination of its processing agreement with ARC.

In addition, Osteotech, ARC and MTF have negotiated and signed several arrangements establishing protocols and procedures to ensure a consistent number and flow of donors delivered to Osteotech during the period prior to the closing of the ARC/MTF asset acquisition transaction. Under these transition arrangements, MTF will deliver to Osteotech the types and quantities of donors required to be delivered by ARC under the existing ARC processing agreement, although such donors will be processed principally in accordance with the terms of the second MTF processing agreement. This arrangement will end upon the closing of the ARC/MTF asset acquisition transaction and the second processing agreement between Osteotech and MTF becoming effective.

Certain statements made throughout this current report that are not historical facts contain forward-looking statements (as such are defined in the Private Securities Litigation Reform Act of 1995) regarding the Company’s future plans, objectives and expected performance. Any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the failure of MTF’s acquisition of ARC’s allograft tissue banking assets to close and the resulting failure of Osteotech’s second processing agreement with MTF to become effective, Osteotech’s inability to satisfactorily resolve issues relating the termination of the ARC processing agreement, differences in anticipated and actual product and service introduction dates, the ultimate success of those products in the market place, the continued acceptance and growth of current products and services, the impact of competitive products and services, the availability of sufficient quantities of suitable donated tissue and the success of cost control and margin improvement efforts which factors are detailed from time to time in the Company’s periodic reports (including the Annual Report on Form 10-K for the year ended December 31, 2003 and the Form 10-Q for each of the first three quarters of 2004) filed with the Securities and Exchange Commission. All information in this current report is as of December 28, 2004 and the Company undertakes no duty to update this information.

Item 9.01 Financial Statements and Exhibits

Exhibit List

Exhibit 99.1 Press Release dated December 28, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2004

OSTEOTECH, INC.
(Registrant)

By: /s/ Michael J. Jeffries

Michael J. Jeffries

Executive Vice President,

Chief Financial Officer

(Principal Financial Officer

and Principal Accounting Officer)